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                                 Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the inclusion in this registration statement on Form SB-2/A of our report dated February 23, 2001, on our audits of the consolidated financial statements of MainStreet BankShares, Inc. (formerly known as Smith River Bankshares, Inc.) (as of December 31, 2000 and 1999, and for the year ended December 31, 2000 and for the period December 15, 1998 (date of inception) through December 31, 1999. We also consent to the reference to our firm under the caption "Experts."



                                        MCLEOD & COMPANY


Roanoke, Virginia
August 22, 2001